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                                                                 EXHIBIT (a) (2)

                    THE SOURCE INFORMATION MANAGEMENT COMPANY

                              LETTER OF TRANSMITTAL
            PURSUANT TO THE OFFER TO EXCHANGE DATED OCTOBER 22, 2001

                                TO TENDER OPTIONS
                      TO PURCHASE SHARES OF COMMON STOCK OF
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                            FOR NEW OPTIONS UNDER THE
                 AMENDED AND RESTATED 1995 INCENTIVE STOCK PLAN
                            AND THE 1998 OMNIBUS PLAN

To: The Source Information Management Company, Attention: W. Brian Rodgers, Two City Place, Suite 380, St. Louis, Missouri 63141, Facsimile (314) 995-9022.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 22, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (the "Letter of Transmittal") and attachment hereto, which attachment is an integral part hereof and incorporated by reference herein (the "Attachment" which, together with the Letter of Transmittal and the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to The Source Information Management Company, a Missouri corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.0l per share, of the Company (the "Common Stock") specified below (each a "Tendered Option" and, collectively, the

         "Tendered Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal to the number of Option Shares subject to the Tendered Options that I tender hereby.

         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of; the Company all right, title and interest in and to the Tendered Options:

 _____________________________________________________________________________________________________

                                                                Total Number of
                                                           Outstanding Option Shares
                              Grant      Exercise Price             Subject             Option Plan
 Grant Date of Option(1)      Number       to Option             to Option (2)              (3)
 _____________________________________________________________________________________________________

 _____________________________________________________________________________________________________

 _____________________________________________________________________________________________________

 _____________________________________________________________________________________________________

 _____________________________________________________________________________________________________

 _____________________________________________________________________________________________________

         (1) List each option grant on a separate line even if more than one option grant was issued on the same grant date.

         (2) If you are tendering any options subject to a specific grant, you must tender all of the options subject to that grant that remain outstanding.

         (3) List the name of the option plan under which each option you are tendering was granted.

         (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         SIGNATURE OF OWNER

         X

         Signature of Holder or Authorized Signatory

         Date:     , 2001

         Print Name:

         Capacity 1:

         Address:

         Telephone No. ( )

         Tax ID/ Social Security No.:

         Complete if you are signing as a personal representative, trustee, administrator of an estate, etc.



                                     - 2 -
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                       ATTACHMENT TO LETTER OF TRANSMITTAL

         Capitalized terms not defined in this Attachment shall have the meanings ascribed to such terms in the Letter of Transmittal.

         By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions attached hereto and incorporated by reference herein (the "Instructions"), I represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

I understand and acknowledge that:

         (1) I may tender my options outstanding under Amended and Restated 1995 Incentive Stock Option Plan ("1995 Incentive Plan") and the 1998 Omnibus Plan (the "Omnibus Plan") (collectively, the 1995 Incentive Plan and the Omnibus Plan are the "Plans") and that I am not required to tender any of such options in the Offer. However, I must tender all or none of the options subject to an individual grant.

         (2) All Tendered Options properly tendered prior to 5 p.m., St. Louis, Missouri Time, on Monday, November 19, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will, if accepted by us, be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

         (3) Upon the Company's acceptance for exchange of Tendered Options granted under the Plans, I understand that my existing stock option agreement under the Plans will be cancelled. All New Options will be subject to the terms and conditions of the 1995 Incentive Plan or the Omnibus Plan, depending on under which plan the tendered option was granted, and the terms of a new stock option agreement between the Company and me, a copy of which I will receive when the New Options are granted.

         (4) The New Options will be granted on or after the first business day which is at least six months and one day following the date the Company cancels the options accepted by the Company for exchange, but no later than May 22, 2002, unless the Company extends the period of time the offer will remain open, and will (a) have an exercise price equal to the last reported sale price of our common stock on the Nasdaq National Market on the date of grant and (b) expire on the same date as the options tendered, unless terminated earlier according to the terms and provisions of the new stock option agreement to be entered into between the Company and me.

         (5) The Company's compensation committee or board of directors, depending on under which plan the option is granted, has the authority to determine at what time or times each New Option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. The exercisability of options may be accelerated by the compensation committee or board of directors, depending on under which plan the option is granted. The New Options will be subject to the same vesting schedule as the tendered options. The New Options may be exercised only to the extent they are vested. Any New Option that has not vested as of the date of my termination of employment with the Company will terminate as of such date.

         (6) I must be an employee in good standing of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee, I will not receive any New Options or any other consideration for the Tendered Options.

         (7) In the event of a merger or similar transaction, the Company may terminate my right to receive New Options in exchange for my Tendered Options. If my right to receive New Options in exchange for the Tendered Options is terminated in connection with a merger or similar transaction, I will not receive options to purchase securities of the acquirer or any other consideration for my Tendered Options.

         (8) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange, the Letter of Transmittal and the Instructions, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (9) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated in the Letter of Transmittal.

         (10) All options that I choose not to tender for exchange or that are not accepted for exchange, shall remain outstanding and retain their current exercise price and vesting schedule. If I attempt to tender options for part of a specific grant, but not all outstanding options for such grant, my tender of such grant will be rejected.

         (11) The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

         (12) I have read, understand and agree to all of the terms and conditions of the Offer.

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5 P.M., ST. LOUIS, MISSOURI TIME, ON MONDAY, NOVEMBER 19, 2001, UNLESS THE OFFER IS EXTENDED.

         2. Delivery of Letter of Transmittal. A properly completed and signed original of the Letter of Transmittal (or a facsimile thereof), and any other documents required by the Letter of Transmittal, the Attachment or these Instructions must be received by the Company at its address set forth on the Letter of Transmittal on or before the Expiration Date.

         IMPORTANT: TO ACCEPT THE OFFER, THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         1. Tenders. If you intend to tender options pursuant the Offer, you must complete the table in the Letter of Transmittal by providing the following information for each option grant that you intend to tender: grant date, grant number, exercise price, total number of Option Shares outstanding subject to the option grant and the name of the option plan under which the option was granted. You may only tender options for all or none of the shares of common stock subject to an individual grant, which means that if you decide to tender any options subject to a specific grant, you must tender all of the options subject to that grant that remain outstanding. If you attempt to tender options for part of a specific grant, but not all outstanding options for such grant, your tender of such grant will be rejected. If you properly tender other grants, however, such other grants will be accepted.

         2. Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the information requested by the table in the Letter of Transmittal regarding the options to be tendered should be provided on a separate schedule attached to the Letter of Transmittal.

         3. Signatures on the Letter of Transmittal. You must sign the Letter of Transmittal exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with the Letter of Transmittal proper evidence satisfactory to the Company of the authority of such person to act in such capacity. You must also provide your address, telephone number and Tax I.D. or Social Security Number.

         4. Withdrawal. Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your Tendered Options at any time until the extended expiration of the Offer. To validly withdraw Tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof; with the required information to the Company while you still have the right to withdraw the Tendered Options. Once you have withdrawn Tendered Options, you may not re-tender such options. All tendering Option Holders, by execution of the Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         5. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of any documents referred to in the offer to exchange may be directed to:

                    The Source Information Management Company
                           Attention: W. Brian Rodgers
                            Two City Place, Suite 380
                            St. Louis, Missouri 63141
                            United States of America
                            facsimile: (314) 995-9022

Copies will be furnished at the Company's expense.

         1. Irregularities. All questions as to the number of Option Shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         2. Important Tax Information. You should refer to Section 13 of the Offer to Exchange for a discussion of the U.S. Federal income tax consequences of accepting or rejecting the New Options under the Offer. Special considerations may apply to employees located outside of the United States. In some of these countries, the application of local taxation rules may have an impact upon the re-grant. We recommend that you consult with your own tax advisor to determine the tax consequences of the offer under the laws of the country in which you live and work.